UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 16, 2022
Date of Report: (Date of earliest event reported)
Cyanotech Corporation
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-14602 (Commission File Number)	91-1206026 (IRS Employer Identification Number)

73-4460 Queen Kaahumanu Highway, Suite #102, Kailua Kona, HI 96740
(Address of principal executive offices)

(808) 326-1353
(Registrant’s telephone number)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.02 par value per share	CYAN	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The disclosure in Item 5.02 is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of June 16, 2022, Gerald Cysewski has resigned from his position as Chief Executive Officer of Cyanotech Corporation, a Nevada corporation (the “Company”), and as a Director of the Company. Mr. Cysewski will continue with the Company in the position of Chief Executive Officer Emeritus and Chief Scientific Officer. The Board of Directors (the “Board”) also expects that Mr. Cysewski will continue to attend Board meetings in a non-voting capacity as a Board Member Ex-Officio. Effective immediately upon Mr. Cysewski’s resignation, the Board of the Company has unanimously appointed Matthew K. Custer as President and Chief Executive Officer of the Company. The Board also appointed Mr. Custer as a Director to fill the vacancy on the Board created by Mr. Cysewski’s resignation. Mr. Custer will serve on the Board for a term expiring at the Company’s Annual Meeting of stockholders in 2022 and until his successor shall have been duly elected and qualified or until his earlier resignation or removal.

Mr. Custer has been the President of the Company since May 2021. Prior to his role as President, he served as the Company’s Vice President, General Manager since 2019. Mr. Custer joined the Company in 2015 as Manufacturing Manager before being promoted to Director of Manufacturing in 2016. He has over twenty years of management experience in the food and supplement industries with his previous experience including seven years as Plant Manager at Hamakua Macadamia Nut Company. Mr. Custer currently represents the Company as the Chairman of the Board with the Natural Algae Astaxanthin Association and previously served on the Board of Directors of the Big Island Chapter of Hawaii Food Manufacturers Association from 2014 through 2017. The Board has determined that Mr. Custer should serve as a Director due to his knowledge and experience with the Company and his role in the operation of the Company’s business.

In connection with his appointment as President and Chief Executive Officer, the Company and Mr. Custer entered into an Executive Employment Agreement, dated as of June 16, 2022 (the “Employment Agreement”). Under the terms of the Employment Agreement, Mr. Custer will receive an annual base salary of $195,000 and a $25,000 signing bonus payable within ten business days following the close of the Company’s second fiscal quarter. In connection with his employment with the Company, Mr. Custer has previously been granted 100,000 stock options under the Company’s 2016 Equity Incentive Plan (the “Plan”), at various exercise prices and subject to vesting requirements.  Mr. Custer received an additional 50,000 stock options (the “Options”) under the Plan on June 21, 2022, subject to the terms of the Plan and a Stock Option Grant Notice and Option Agreement. The exercise price per share of the Options is $3.43 which was the closing market price on the date of the grant. The Options are scheduled to vest over three years at 16,666 shares for the first year and 16,667 shares per year for the remaining two years. Mr. Custer will continue to be eligible to participate in all other employee benefit plans and compensation programs that the Company maintains for salaried employees and executive officers.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Name and/or Identification of Exhibit
10.1	Executive Employment Agreement, dated as of June 16, 2022, by and between Matthew K. Custer and Cyanotech Corporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYANOTECH CORPORATION

Dated: June 22, 2022	/s/ Felicia Ladin
	By:	Felicia Ladin
Chief Financial Officer, Vice President – Finance & Administration, and Treasurer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Name and/or Identification of Exhibit
10.1	Executive Employment Agreement, dated as of June 16, 2022, by and between Matthew K. Custer and Cyanotech Corporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).